POWER OF ATTORNEY



KNOW ALL MEN BY THESE PRESENTS, that
the under signed hereby constitutes
and appoints Suzanne S. Taylor, John D. Neumann,
Jesse Adkins, and Eric Orsic, and each of them, as the true and lawful attorney or attorneys-in-fact, with full power of substitution and revocation, for the under signed and in the name, place and stead of the under signed, in any and all capacities, to execute, on behalf of the under signed, any and all statem ents or reports under Section 16 of the Securities Exchange Act of 1934, as amended, with respect to the beneficial ownership of shares of Class A Common Stock, par value $ 1.00 per share, of NACCO Industries, Inc. (the "Company") and Class B Common Stock, par value $1 .00 per sh are, of the Company, including, without limitation, all initial statements of beneficial ownership on Form 3, all statements of changes of beneficial ownership on Form 4 and all annual statements of beneficial ownership on Form 5 and any and all other documents that may be required, from time to time, to be filed with the Securities and Exchange Commission, to execute any and all amendments or supplements to any such statements or forms, and to file the same, with all exh ibits thereto, and other documents in connecti on therewith, with the Securities and Exchange Commission, granting to said attorney or attorneys-in-fact, and each of them, full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.





John P.Jumper

Name:




Date:

John P. Jumper

?o A/o V 2./J I '2--=

Address:	/0 f I Cf	IJt NA/AC-16  /)L